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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                       ----------------------------------

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                                WBK STRYPES Trust
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




       Delaware                                      Applied For
--------------------------                ----------------------------------
(STATE OF INCORPORATION OR                (IRS EMPLOYER IDENTIFICATION NO.)
ORGANIZATION)


c/o Puglisi & Associates                                         19715
850 Library Avenue                                          ----------------
Suite 204                                                      (ZIP CODE)
Newark, Delaware
-------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE
OFFICES)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and                12(g) of the Exchange Act and
is effective pursuant to                     is effective pursuant to
General Instruction A.(c),                   General Instruction A.(d),
please check the following                   please check the following
box./X/                                      box./ /

Securities Act registration statement file number to which this form relates:
333-1787

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS TO BE                 NAME OF EACH EXCHANGE ON WHICH EACH
SO REGISTERED                             CLASS IS TO BE REGISTERED
-------------------------                 -----------------------------------
Structured Yield Product                  New York Stock Exchange, Inc.
Exchangeable for Stock

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None.




--------------------
-SM- Service Mark of Merrill Lynch & Co., Inc.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of the STRYPES" in the Registrant's Preliminary Prospectus dated September 25, 1997 forming a part of the Registrant's Registration Statement on Form N-2 (File Nos. 333-1787 and 811-
7565) (the "Registration Statement"), attached hereto as Exhibit (1), is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     (I)  The following exhibit has been filed with the Securities and Exchange
Commission:

          (1) Preliminary Prospectus of the Registrant, dated September 25, 1997, constituting a part of the Registration Statement.

    (II)  The following exhibits are to be filed with the New York Stock
Exchange:

          (1)  Pre-Effective Amendment No. 1 to the Registration Statement.
          (2)  Pre-Effective Amendment No. 2 to the Registration Statement.
          (3)  Pre-Effective Amendment No. 3 to the Registration Statement.
          (4)  Pre-Effective Amendment No. 4 to the Registration Statement.
          (5)  Pre-Effective Amendment No. 5 to the Registration Statement.
          (6)  Pre-Effective Amendment No. 6 to the Registration Statement.
          (7)  Pre-Effective Amendment No. 7 to the Registration Statement.
          (8)  Pre-Effective Amendment No. 8 to the Registration Statement.
          (9)  Pre-Effective Amendment No. 9 to the Registration Statement.
          (10) Trust Agreement of the Registrant.
          (11) Amended and Restated Trust Agreement of the Registrant.
          (12) Certificate of Trust of the Registrant.
          (13) Specimen Certificate for the Registrant's STRYPES.


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                                    SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        WBK STRYPES Trust
                                        (Registrant)



                                        By:  /s/ Donald J. Puglisi
                                           ------------------------------------
                                             Donald J. Puglisi
                                             Managing Trustee


September 18, 1997


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